Exhibit 99.1

AÉROPOSTALE RECEIVES NOTICE FROM NYSE REGARDING
CONTINUED LISTING REQUIREMENTS
Company Intends to Restore Compliance

New York, NY, November 5, 2015 -- Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual apparel for young women and men, today disclosed that on October 30, 2015, it received notice from the New York Stock Exchange (the “NYSE”) that it is not in compliance with listing rules because, as of October 28, 2015, the average global market capitalization over a consecutive 30 trading-day period was less than $50 million and, at the same time, stockholders’ equity was less than $50 million. The notice has no immediate impact on the listing of the Company’s common stock.

The Company plans to notify the NYSE by November 13, 2015 that it intends to submit a plan to cure the deficiency and return to compliance with NYSE continued listing requirements. Under the NYSE rules, the Company has 45 days from the receipt of the notice to submit a plan advising the NYSE of definitive action the Company has taken, or is taking, that would bring the Company into conformity with continued listed standards within 18 months of receipt of the notice. Within 45 days of receipt of the plan, the NYSE will make a determination as to whether the Company has made a reasonable demonstration of an ability to come into conformity with the relevant standards in the 18 month period. If the NYSE accepts the plan, the Company’s common stock will continue to be listed and traded on the NYSE during the 18 month cure period, subject to the Company’s compliance with other continued listing standards, and the Company will be subject to quarterly monitoring by the NYSE for compliance with the plan.

The Company is taking appropriate steps pursuant to the NYSE listing standards to regain compliance within the prescribed timeframe. During this period, the Company’s common stock will continue to be listed and traded on the NYSE, subject to the Company’s compliance with the other NYSE listing standards.

The NYSE notification does not affect Aéropostale's business operations or its Securities and Exchange Commission reporting requirements and does not conflict with or cause an event of default under any of the Company’s material debt or other agreements.

About Aéropostale, Inc.
Aéropostale, Inc. is a specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men through its Aéropostale stores and website and 4 to 12 year-olds through its P.S. from Aéropostale stores and website. The Company provides customers with a focused selection of high quality fashion and fashion basic merchandise at compelling values in an exciting and customer friendly store environment. Aéropostale maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise, other than in licensed stores. Aéropostale products can be purchased in Aéropostale stores and online at www.aeropostale.com. P.S. from Aéropostale products can be purchased in P.S. from Aéropostale stores, in certain Aéropostale stores and online at www.ps4u.com and www.aeropostale.com. The Company currently operates 758 Aeropostale® stores in 50 states and Puerto Rico, 41 Aéropostale stores in Canada and 25 P.S. from Aéropostale® stores in 12 states. In addition, pursuant to various licensing agreements, the Company's licensees currently operate 297 Aéropostale® and P.S. from Aéropostale® locations in the Middle East, Asia, Europe, and Latin America. Since November 2012, Aéropostale, Inc. has operated GoJane.com, an online women's fashion footwear and apparel retailer. GoJane products can be purchased online at www.gojane.com.

SPECIAL NOTE: THIS PRESS RELEASE CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" MADE IN RELIANCE UPON THE SAFE HARBOR PROVISIONS OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, CONCERNING THE FUTURE STOCK PRICE OF THE COMPANY’S COMMON STOCK, THE COMPANY’S INTENTION TO REGAIN COMPLIANCE WITH NYSE LISTING STANDARDS AND THE IMPACT ON THE RECEIPT OF THE NYSE NOTICE ON THE COMPANY’S BUSINESS OPERATIONS. BECAUSE SUCH STATEMENTS INCLUDE RISKS, UNCERTAINTIES AND CONTINGENCIES, ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS STRATEGIES; RISKS ASSOCIATED WITH THE COMPANY’S ABILITY TO IMPLEMENT AND REALIZE THE ANTICIPATED BENEFITS OF THE COMPANY’S STRATEGIC INITIATIVES AND COST REDUCTION PROGRAM, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

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